UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 27, 2016
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On January 27, 2016, the Public Utility Commission of Oregon (OPUC) issued an Order (2016 OPUC Order) deciding the three issues raised as a result of Northwest Natural Gas Company’s (NW Natural or Company) required Site Remediation Recovery Mechanism (SRRM) compliance filing. The OPUC ordered: (1) disallowance of $2.8 million of interest earned on the previously disallowed environmental expenditures amounts; (2) allocation of 96.68 percent of environmental remediation costs for all environmental sites to Oregon; and (3) NW Natural’s treatment of $13.8 million of expenses put into the SRRM amortization account was correct and in compliance with prior OPUC orders. Resolution of these three issues concludes the matters that were open in this docket, and does not otherwise change the OPUC approved environmental recovery mechanism for NW Natural.

Discussion

Under a prior OPUC order NW Natural was required to forgo collection of $15 million out of approximately $95 million of environmental remediation expenses and associated carrying costs that the Company had deferred through 2012 based on the OPUC’s determination of how an earnings test should apply to amounts deferred from 2003 to 2012, with adjustments for other factors the OPUC deemed relevant. The Company recognized interest of approximately $2.8 million on the $15 million charge after that time. This interest is shown as a regulatory asset in NW Natural’s financial statements, and the disallowance will result in a $2.8 million before tax charge in the first quarter of 2016. Consistent with the Company’s accounting policy for recognition of regulatory actions, the Company recognizes the financial impacts in the period in which the order was received.

With respect to allocation of 96.68 percent of environmental remediation costs to Oregon, the Company currently has a deferral order in Washington to defer environmental costs and insurance proceeds, however recovery of those costs has not yet been determined. We have deferred costs for certain sites that only served Oregon customers and have, as a result of this order, determined it appropriate to reserve against 3.32 percent of these deferrals until resolution of recovery in Washington can be determined. The total reserve amount is approximately $0.5 million and will be reserved for in the first quarter of 2016 in accordance with the Company’s policy. Consistent with our compliance filing filed in September 2015, the OPUC also ordered that the same allocation factors should be applied to insurance proceeds, resulting in the application of 96.68 percent of the Company’s recovered insurance proceeds to Oregon.

With respect to a third issue raised in the proceeding by a customer group that the Company should not be allowed to apply and recover portions of the SRRM amounts in 2013, 2014 and 2015 because that would constitute retroactive ratemaking, the OPUC ordered in the Company’s favor. The OPUC ordered that NW Natural’s treatment of $13.8 million of expenses put into the SRRM amortization account, to be amortized over five years, was correct and complied with the original order.

Forward-Looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "approximates" "expects," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, financial positions, charges, disallowances, adequacy reserves, allocation of remediation costs and insurance recoveries, performance, recovery of environmental remediation expenses and deferrals, timing or effects of future regulatory proceedings or future regulatory approvals, effects of regulatory mechanisms, including, but not limited to, the environmental cost recovery mechanism, environmental remediation costs and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the Company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the Company's quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: February 5, 2016	/s/ Gregory C. Hazelton
Gregory C. Hazelton
Senior Vice President and Chief Financial Officer